UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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CVR Energy, Inc.
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CVR ENERGY SENDS OPEN LETTER TO STOCKHOLDERS

SUGAR LAND, Texas (May 3, 2012) – CVR Energy, Inc. (NYSE: CVI), a refiner and marketer of petroleum fuels and a majority owner of CVR Partners, LP (NYSE:UAN), a nitrogen fertilizer producer, today sent the following open letter to stockholders from its Board of Directors:

May 3, 2012

Dear Fellow Stockholders,

As you know, Carl Icahn’s tender offer to acquire all outstanding shares of our common stock for $30 per share in cash plus a contingent cash payment right (“CCP”) expires at 11:59 p.m. New York City time tomorrow evening. As was disclosed in the company’s Solicitation / Recommendation Statement on Schedule 14D-9, CVR Energy’s Board of Directors is not recommending that stockholders tender their shares into Mr. Icahn’s offer because it believes that the company’s potential long-term value exceeds the tender offer price.

We are writing to let you know what happens next if Mr. Icahn either does or does not succeed in his tender offer. If at least 31,661,040 shares (which represents approximately 36% of the outstanding shares) are tendered prior to 11:59 p.m. tomorrow night, the Minimum Condition will have been satisfied. This means that the tendered shares plus the number of shares already owned by Mr. Icahn represent a majority of our outstanding shares.

If the Minimum Condition is Satisfied: In accordance with the Transaction Agreement previously entered into between the company and the Icahn Group, if the Minimum Condition and all other applicable conditions are satisfied, then:

•	Completion of the initial offering period: Mr. Icahn is required to close the tender offer and accept all tendered shares for payment.

•

Additional tender period: Mr. Icahn is then required to immediately provide all remaining stockholders not wishing to remain minority stockholders in a controlled company with an additional 10-business day period during which they may tender any remaining outstanding shares for the same $30 in cash plus a contingent cash payment right (the Subsequent Offering Period). During the Subsequent Offering Period, Mr. Icahn must immediately accept for payment and promptly pay for all shares tendered on an ongoing basis.

•

Short-form merger: If either at the conclusion of the initial tender period or the conclusion of the Subsequent Offering Period, the Icahn Group holds 90% or more of the outstanding shares, Mr. Icahn must cause a merger to take place in which all remaining outstanding shares will be converted into the right to receive the same consideration as in the tender offer ($30 per share in cash plus a CCP), unless such holder chooses to exercise statutory appraisal rights.

•

Untendered shares may remain outstanding: If the Icahn Group does not hold 90% or more of the outstanding shares at the conclusion of the Subsequent Offering Period, those shares which have not been tendered will remain outstanding.

If the Minimum Condition is Not Satisfied: If Mr. Icahn does not receive the required level of stockholder support as of 11:59 pm New York City time on May 4, pursuant to the Transaction Agreement he has agreed to terminate his tender offer and the pending proxy contest for control of our Board of Directors.

For additional detail regarding the foregoing mechanics and to review the complete recommendation of your Board of Directors, please refer to our Solicitation/Recommendation Statement on Schedule 14D-9 (as amended) on file with the Securities and Exchange Commission (and available free of charge at www.sec.gov), available on the company’s website www.cvrenergy.com through the Investor Relations link, and previously mailed to all stockholders.

As described in the company’s prior communications, the company and its advisors have contacted possible acquirers to determine their level of interest in a potential transaction with the company. If Mr. Icahn’s tender offer is completed, the company will provide Mr. Icahn with information related to this process to assist him in the marketing process that he is required to undertake for 60 days beginning promptly after the completion of the tender offer.

On behalf of CVR Energy’s Board of Directors,

Jack Lipinski

Chairman and Chief Executive Officer

CVR Energy, Inc.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses operate independent refining assets in Coffeyville, Kan. and Wynnewood, Okla. with more than 185,000 barrels per day of processing capacity, a marketing network for supplying high value transportation fuels to customers through tanker trucks and pipeline terminals, and a crude oil gathering system serving Kansas, Oklahoma, western Missouri, southwestern Nebraska and Texas. In addition, CVR Energy subsidiaries own a majority interest in and serve as the general partner of CVR Partners, LP, a producer of ammonia and urea ammonium nitrate, or UAN, fertilizers.

Forward Looking Statements

This new release may contain forward-looking statements. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks and uncertainties may include, but are not limited to, (1) the failure of the tender offer described in this news release to be consummated in accordance with its terms, (2) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction agreement described in this news release, (3) the failure of Mr. Icahn and his affiliates to comply with his obligations under the transaction agreement or the tender offer, (4) the outcome of any legal proceedings that may be instituted against one or both of Mr. Icahn and his affiliates or the Company in connection with the transaction agreement or the offer, (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the offer, and (6) the risk factors and other disclosures included in our Annual Report on Form 10-K for the year ended Dec. 31, 2011, and any subsequently filed quarterly reports on Form 10-Q. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof.

Important Additional Information

In response to the tender offer (as amended) commenced by the offeror parties, the Company filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the Securities and Exchange Commission and certain amendments thereto. CVR ENERGY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 (AS AMENDED), BECAUSE IT CONTAINS IMPORTANT INFORMATION. Stockholders may obtain a free copy of the Solicitation/Recommendation Statement on Schedule 14D-9 (as amended), as well as any other documents filed by the Company, for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of the Company’s website at www.cvrenergy.com or by writing to CVR Energy at 2277 Plaza Drive, Suite 500, Sugar Land, Texas, 77479, Attn: Senior Vice President, General Counsel and Secretary.

In addition, the Company may file a definitive proxy statement with the SEC for the 2012 annual meeting of stockholders. Such definitive proxy statement will be mailed to stockholders of CVR Energy. CVR ENERGY STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov and in the “Investor Relations” section of the Company’s website at www.cvrenergy.com. However, if the short-form merger described in this press is consummated, the 2012 Annual Meeting will not take place.

Certain Information Regarding Participants

CVR Energy, its directors and certain of its executive officers may be deemed to be participants under the rules of the SEC. Security holders may obtain information regarding the names, affiliations and interests of CVR Energy’s directors and executive officers in CVR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the SEC on February 29, 2012, and its proxy statement for the 2011 Annual Meeting, which was filed with the SEC on April 20, 2011. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any definitive proxy statement and other relevant materials to be filed with the SEC if and when they become available.

For further information, please contact:

Investor Relations:	Media Relations:

Ed Morgan	Angie Dasbach
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3388	913-982-0482
MediaRelations@CVREnergy.com
Jay Finks
CVR Energy, Inc.	Tom Johnson or Chuck Burgess
281-207-3588	Abernathy MacGregor Group
InvestorRelations@CVREnergy.com	212-371-5999

Larry Dennedy
MacKenzie Partners
212-929-5500